EXHIBIT 3.1

                                                          DRAFT: AUGUST 16, 1996

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            CORNELL CORRECTIONS, INC.

                        UNDER SECTIONS 242 AND 245 OF THE
                        DELAWARE GENERAL CORPORATION LAW

               CORNELL CORRECTIONS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby adopts this Restated Certificate of Incorporation, which accurately restates and integrates the provisions of the existing Certificate of Incorporation of the Corporation and all amendments thereto that are in effect on the date hereof (the "Certificate of Incorporation") and further amends the provisions of the Certificate of Incorporation, and hereby further certifies that:

               1. The current name of the Corporation is Cornell Corrections, Inc. The name under which the Corporation was originally incorporated was Cornell Cox, Inc. The original Certificate of Incorporation of the Corporation (as amended, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on March 31, 1994.

               2. The restatement of and amendments to the Certificate of Incorporation contained herein have been duly adopted by a resolution of the Board of Directors of the Corporation (the "Board of Directors") proposing and declaring advisable this Restated Certificate of Incorporation, and a majority of the outstanding shares of the Corporation's capital stock has duly approved and adopted this Restated Certificate of Incorporation, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

               3. This Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of the Corporation. The amendments to the Certificate of Incorporation effected by this Restated Certificate of Incorporation include, but are not limited to, amendments (i) to reclassify each share of Class A Common Stock, par value $.001 per share, of the Corporation and each share of Class B Common Stock, par value $.001 per share, of the Corporation into one share of Common Stock, par value $.001 per share, of the Corporation, (ii) to authorize the issuance of up to 10,000,000 shares of Preferred Stock, par value $.001 per share, of the Corporation from time to time in one or more series as may be determined by the Board of Directors, (iii) to add provisions relating to dividends, liquidation and voting with respect to Common Stock of the Corporation, (iv) to add provisions regarding the denial of preemptive rights and cumulative voting, (v) to provide for not less than 3 and no more than 13 Directors of the Corporation, (vi) to provide the procedure for filling vacancies on the Board of Directors, (vii) to restrict the taking of action by the stockholders of the Corporation by less than unanimous written consent without a stockholders' meeting, and (viii) to provide for the amendment of the Bylaws of the Corporation by the Board of Directors and by the stockholders of the Corporation and to establish the required vote for any such amendment.

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               4. The capital of the Corporation shall not be reduced under or by reason of the foregoing amendments to the Certificate of Incorporation.

               5. The Certificate of Incorporation shall be superseded by this Restated Certificate of Incorporation, which Restated Certificate of Incorporation shall become effective at 8:00 a.m., New York time, on the closing date of an initial public offering of shares of Common Stock of the Corporation pursuant to a registration statement that shall have become effective under the Securities Act of 1933, as amended, so long as such date occurs within 90 days after the date of filing hereof, and this Restated Certificate of Incorporation shall thereafter be the Certificate of Incorporation of the Corporation.

               6. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows (hereinafter, this Restated Certificate of Incorporation, as it may be further amended or restated from time to time, is referred to the "Restated Certificate of Incorporation").

                      RESTATED CERTIFICATE OF INCORPORATION

               FIRST: The name of the Corporation is Cornell Corrections, Inc.

               SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

               THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the provisions of the General Corporation Law of the State of Delaware or any successor statute (the "DGCL").

               FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 60,000,000, divided into classes as follows:

               (1) 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and

               (2) 10,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

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               Shares of any class or series of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

               Upon the effectiveness of the Restated Certificate of Incorporation under the DGCL, each outstanding share of Class A Common Stock, par value $.001 per share, of the Corporation and each outstanding share of Class B Common Stock, par value $.001 per share, of the Corporation shall be automatically reclassified as one share of Common Stock.

               The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and Common Stock.

                           SECTION I. PREFERRED STOCK

               Shares of Preferred Stock shall be issuable from time to time in one or more series as may be determined by the Board of Directors. Each series shall be distinctly designated. The Board of Directors is hereby expressly granted the authority to fix, by resolution or resolutions (a) adopted prior to such issuance, (b) providing for the issuance of any shares of each particular series of Preferred Stock and (c) incorporated in a certificate of designation filed with the Secretary of State of the State of Delaware, the designation, powers (including voting powers and voting rights, full or limited, or no voting powers) and preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

               (1) the designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

               (2) the rate and times at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable, and the qualifications, limitations or restrictions, if any, with respect to such dividends payable, on any other shares of any class or classes of capital stock of the Corporation or on any shares of other series of Preferred Stock, and a statement whether or in what circumstances such dividends shall be cumulative;

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               (3) whether shares of the series shall be convertible into or exchangeable for shares of any class or series of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

               (4) whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption (including whether redemption shall be optional or mandatory), including the date or dates or event or events upon or after the occurrence of which they shall be redeemable, and the amount and type of consideration payable in case of redemption, which amount per share may vary under different conditions and at different redemption dates;

               (5) the rights, if any, of holders of shares of the series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of the series;

               (6) whether shares of the series shall have a sinking fund or purchase account for the redemption or purchase of shares of the series, and, if so, the terms, conditions and amount of such sinking fund or purchase account;

               (7) whether shares of the series shall have voting rights in addition to the voting rights as shall be provided by law and, if so, the terms of such voting rights, which may, without limiting the generality of the foregoing, include (a) the right to more or less than one vote per share on any or all matters voted upon by the stockholders of the Corporation and (b) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class and/or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors shall determine, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class and/or with the Common Stock as a class, to elect one or more Directors of the Corporation under such circumstances and upon such conditions as the Board of Directors shall determine; and

               (8) any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions, of shares of that series.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the

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authority granted herein, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; PROVIDED, HOWEVER, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

                            SECTION II. COMMON STOCK

               (1) DIVIDENDS. Subject to any requirements with respect to preferential or participating dividends as shall be provided by the express terms of any outstanding series of Preferred Stock, holders of the Common Stock shall be entitled to receive such dividends thereon, if any, as may be declared from time to time by the Board of Directors.

               (2) LIQUIDATION. In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of the Common Stock shall be entitled to receive such assets and properties of the Corporation, tangible and intangible, as are available for distribution to stockholders of the Corporation, after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which holders of each outstanding series of Preferred Stock are entitled by the express terms of such series.

               (3) VOTING. Each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of holders of shares of Common Stock. Holders of shares of Common Stock shall be entitled to vote on each matter submitted to a vote of stockholders of the Corporation, except (a) as shall otherwise be provided with respect to the election of one or more Directors of the Corporation by holders of shares of one or more outstanding series of Preferred Stock under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant thereto and (b) to the extent holders of shares of one or more outstanding series of Preferred Stock are entitled to vote separately as a class by law or under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant thereto.


                           SECTION III. CAPITAL STOCK

               (1) REGARDING PREEMPTIVE RIGHTS. No stockholder of the Corporation shall by reason of his holding shares of any class or series of capital stock of the Corporation have any

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preemptive or preferential right to purchase, acquire, subscribe for or otherwise receive any additional, unissued or treasury shares (whether now or hereafter acquired) of any class or series of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to purchase, acquire, subscribe for or otherwise receive shares of any class or series of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board of Directors may issue or authorize the issuance of shares of any class or series of capital stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase, acquire, subscribe for or otherwise receive shares of any class or series of capital stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing stockholders of any such class.

               (2) CUMULATIVE VOTING. Cumulative voting of shares of any class or series of capital stock of the Corporation having voting rights is prohibited.

               FIFTH: (1) DIRECTORS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. The Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Restated Certificate of Incorporation and any Bylaw of the Corporation adopted by the stockholders of the Corporation; PROVIDED, HOWEVER, that no Bylaw of the Corporation hereafter adopted by the stockholders of the Corporation, nor any amendment thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaw or amendment thereto had not been adopted.

               (2) NUMBER AND ELECTION OF DIRECTORS. Subject to such rights of holders of shares of one or more outstanding series of Preferred Stock to elect one or more Directors of the Corporation under circumstances as shall be provided by or established pursuant to the Restated Certificate of Incorporation, the number of Directors of the Corporation that shall constitute the Board of Directors shall not be less than three (3) nor more than thirteen
(13) and shall be specified from time to time in the Bylaws of the Corporation. Election of Directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

               (3) VACANCIES. Unless otherwise provided by the Restated Certificate of Incorporation or by any provisions established pursuant thereto with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of Directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation or removal of a Director of the Corporation shall be filled by (a) the affirmative vote of at least a majority of the remaining Directors of the

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Corporation then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors, or (b) the affirmative vote of holders of at least a majority of the then outstanding Voting Stock (as defined below), voting together as a single class. The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of Directors of the Corporation, considered as one class; and, if the Corporation shall have shares of Voting Stock entitled to more or less than one vote for any such share, each reference in the Restated Certificate of Incorporation to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by holders of such shares generally in the election of Directors of the Corporation.

               SIXTH: From and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, as amended, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, except for action by unanimous written consent, which is expressly allowed. Unless otherwise provided by the DGCL, by the Restated Certificate of Incorporation or by any provisions established pursuant thereto with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time by the Chairman of the Board of Directors or by any two or more Directors of the Corporation.

               SEVENTH: No Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director of the Corporation involving any act or omission of any such Director; PROVIDED, HOWEVER, that this Article SEVENTH shall not eliminate or limit the liability of such Director (1) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transactions from which such Director derived an improper personal benefit. If the DGCL is amended after the filing of the Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of a Director of the Corporation, then the liability of a Director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

               EIGHTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders of the

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Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require, in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of at least a majority of the Whole Board. The term "Whole Board" shall mean the total number of Directors of the Corporation as so fixed, whether or not there exist any vacancies in previously authorized directorships. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, at any annual or special meeting by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock, voting together as a single class, in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation.

               IN WITNESS WHEREOF, the Corporation has caused the Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this _____ day of ________________, 1996.

                                       CORNELL CORRECTIONS, INC.

                                       By:
                                                      David M. Cornell
                                                      Chief Executive Officer

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